UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): March 8, 2016

JETBLUE AIRWAYS CORPORATION
(Exact name of registrant as specified in its charter)
Delaware	000-49728	87-0617894
(State of Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)
27-01 Queens Plaza North, Long Island City, NY 11101
(Address of principal executive offices) (Zip Code)
(718) 286-7900
(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 7.01.	Regulation FD
This report is filed to provide an update regarding revenue trends in the first quarter of 2016. JetBlue’s preliminary revenue per available seat mile (RASM) for the month of February is estimated to have decreased between 10.0% and 10.5% year-over-year on capacity growth of about 19.6%.  For the first quarter of 2016, RASM is expected to decrease between seven and eight percent year over year. Though load factors remain solid, yields are lower.  The Latin region saw more pressure than U.S. domestic. We attribute the year-over-year RASM decline to a number of factors, including: tougher comparisons with storms increasing February unit revenue by two and a half percent last year and capacity additions by JetBlue and competitors.

SIGNATURE
Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

JETBLUE AIRWAYS CORPORATION
(Registrant)
Date: March 8, 2016	By:	/s/Alexander Chatkewitz
Alexander Chatkewitz Vice President, Controller (Chief Accounting Officer)